UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2021

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Item 8.01	Other Events.

On January 13, 2021, SIGA Technologies, Inc. (the “Company”) announced that the Public Health Agency of Canada (the “PHAC”) has awarded a contract (the “Contract”) to Meridian Medical Technologies, Inc., a Pfizer Company (“Meridian”), pursuant to which PHAC will purchase up to approximately $33 million of oral TPOXX® (tecovirimat) within five years. The Contract specifies firm commitments for the purchase of approximately $3.4 million of oral TPOXX by March 31, 2021 and a cumulative purchase of approximately $17.2 million of oral TPOXX by March 31, 2023. The remaining courses under the Contract are scheduled to be purchased after March 31, 2023 and are subject to option exercise by PHAC. The Contract award follows, but is separate and incremental to, the issuance in April, 2020 of a contract by the Canadian Department of National Defence for the delivery of up to approximately $14 million of oral TPOXX. The contract award was coordinated between the Company and Meridian under the international promotion agreement that was entered into between the Company and Meridian on June 3, 2019.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: January 13, 2021